UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2009

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 5, 2009, Brainstorm Cell Therapeutics Inc. (the “Company”) agreed to issue 1,800,000 shares of its common stock, par value $0.00005 per share (the “Common Stock”), to Avinoam Kadouri and on April 2, 2009 the Company issued 2,500,000 shares of its Common Stock to Vivian Shaltiel.  The shares issued to Mr. Kadouri were issued upon Mr. Kadouri’s agreement to convert all amounts owed to him as of December 31, 2008 by the Company ($180,000) into shares of Common Stock, and the shares issued to Ms. Shaltiel were issued upon Ms. Shaltiel’s agreement to convert all amounts owed to her by the Company ($200,000 plus accrued but unpaid interest) pursuant to a promissory note issued to Ms. Shaltiel by the Company.  The promissory note was cancelled upon the conversion of the amounts owed thereunder into shares of Common Stock.

The issuances of the securities described in this Item 3.02 were effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, as a sale by the Company not involving a public offering.  No underwriters were involved with the issuance of such securities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brainstorm Cell Therapeutics Inc.

April 9, 2009	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer